Exhibit 99.1

Contact:
SeaBright Insurance Holdings, Inc. 2101 4th Avenue Suite 1600 Seattle, WA 98121	SeaBright Insurance Holdings, Inc. Joseph S. De Vita Chief Financial Officer 206-269-8500 investor@sbic.com

SeaBright Insurance Holdings Reports Third Quarter 2005 Results
Reports Earnings of $0.30 per Diluted Share

Seattle, WA – October 26, 2005 – SeaBright Insurance Holdings, Inc. (Nasdaq:SEAB) today announced results for the third quarter ended September 30, 2005.

For the third quarter of 2005, net income was $5.1 million or $0.30 per diluted share compared to net income of $2.7 million or $0.35 per diluted share for the same period in 2004. (In January 2005, the Company successfully completed its initial public offering, resulting in the issuance of 8,625,000 shares of common stock.) Total revenue for the third quarter 2005 increased 70% to $44.3 million versus $26.1 million in the year-earlier period.

The net combined ratio for the third quarter 2005 was 85.0% compared to 84.4% for the same period in 2004. Loss and loss adjustment expenses for the third quarter 2005 were $27.1 million versus $16.9 million in the same period in 2004. Total underwriting expenses for the third quarter 2005 were $8.1 million compared to $4.3 million in the prior year period.

John Pasqualetto, SeaBright’s Chairman, President and Chief Executive Officer, said, “Our third quarter results demonstrate the value of our continued strong underwriting, claims and safety services delivered to our niche segments and geographical markets. We matched up well against our 2005 plan. We also benefited from favorable development of our accident year 2004 losses.”

For the nine months ended September 30, 2005, net income was $12.0 million, or $0.75 per diluted share, compared to net income of $4.0 million, or $0.55 per diluted share, for the nine months ended September 30, 2004. Total revenue for the nine months ended September 30, 2005 was $119.6 million versus $54.7 million in the corresponding period a year ago.

The net combined ratio for the nine months ended September 30, 2005 was 87.1% compared to 87.8% for the same period in 2004. Loss and loss adjustment expenses for the nine months ended September 30, 2005 were $74.4 million versus $34.8 million in the same period in 2004. Total underwriting expenses for the nine months ended September 30, 2005 were $23.1 million compared to $10.5 million in the same period last year.

Mr. Pasqualetto concluded, “During the third quarter our Chicago and Tampa offices became fully operational. While we do not anticipate significant revenue contribution from these offices in 2005, we are optimistic about the potential opportunities in the maritime and construction sectors for 2006.”

About SeaBright Insurance Holdings, Inc.

SeaBright Insurance Holdings, Inc. is an insurance holding company whose wholly owned subsidiary, SeaBright Insurance Company, operates as a specialty underwriter of multi-jurisdictional workers’ compensation insurance. SeaBright Insurance Company distributes its maritime, alternative dispute resolution and state act products through selected independent insurance brokers and through its in-house wholesale broker affiliate, PointSure Insurance Services. SeaBright Insurance Company provides workers’ compensation coverage to employers in the Midwestern, Southern and Western regions of the U.S. To learn more about SeaBright Insurance Company and SeaBright Insurance Holdings, visit our website at www.sbic.com.

Conference Call

The Company will host a conference call on Wednesday, October 26, 2005 at 11:00 a.m. Eastern Time featuring remarks by John G. Pasqualetto, President and CEO, Joseph S. De Vita, Senior Vice President and CFO, and Richard J. Gergasko, Executive Vice President – Operations. The conference call is available via webcast on the Company’s website and can be accessed by visiting http://investor.sbic.com. Once there, select “Investor Relations” from the menu at the top of the page, and proceed to “Webcasts and Presentations.” The dial-in number for the conference call is (888) 280-4443. Please call at least five minutes before the scheduled start time.

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Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M Best rating of our insurance subsidiary; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; the loss of our rights to fee income and protective arrangements that were established in connection with the acquisition of our business; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2005, and in our other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

Set forth in the tables below are summary results of operations for the three month and nine month periods ended September 30, 2005 and 2004 as well as selected balance sheet data as of September 30, 2005 and December 31, 2004. The following information is preliminary and unaudited and is subject to change until final results are publicly distributed. The Company currently expects to file its unaudited condensed consolidated financial statements with the Securities and Exchange Commission as part of its quarterly report on Form 10-Q in a timely fashion on or before November 15, 2005.

SEABRIGHT INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2005	December 31, 2004
	(Unaudited)
	(in thousands)
ASSETS
Investment securities available for sale, at fair value	$236,194	$105,661
Cash and cash equivalents	15,992	8,279
Accrued investment income	2,641	1,096
Premiums receivable, net of allowance	9,746	7,397
Deferred premiums	70,347	59,243
Retrospective premiums accrued	3,349	1,086
Federal income tax recoverable	751	397
Service income receivable	196	304
Reinsurance recoverables	15,297	13,484
Receivable under adverse development cover	2,853	2,853
Prepaid reinsurance	5,019	5,254
Property and equipment, net	877	493
Deferred federal income taxes, net	8,079	3,604
Deferred policy acquisition costs, net	8,870	7,588
Intangible assets, net	1,545	2,093
Goodwill	1,527	1,821
Other assets	6,357	5,459
Total assets	$389,640	$226,112

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Unpaid loss and loss adjustment expense	$121,126	$68,228
Unearned premiums	77,751	67,626
Reinsurance funds withheld and balances payable	3,712	1,553
Premiums payable	3,514	3,128
Accrued expenses and other liabilities	21,876	15,207
Surplus notes	12,000	12,000
Total liabilities	239,979	167,742

Commitments and contingencies

Stockholders' equity:
Series A preferred stock, $0.01 par value; 750,000 shares authorized;
issued and outstanding - no shares at September 30, 2005 and
508,265.25 shares at December 31, 2004	–	5
Undesignated preferred stock, $0.01 par value; 10,000,000 shares
authorized; no shares issued and outstanding	–	–
Common stock, $0.01 par value; authorized - 75,000,000 shares at
September 30, 2005 and 10,000,000 shares at December 31, 2004;
issued and outstanding - 16,405,143 shares at September 30, 2005
and no shares at December 31, 2004	164	–
Paid-in capital	131,474	50,831
Accumulated other comprehensive income (loss)	(972)	530
Retained earnings	18,995	7,004
Total stockholders' equity	149,661	58,370
Total liabilities and stockholders' equity	$389,640	$226,112

SEABRIGHT INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(dollars in thousands, except income per share amounts)
Revenue: (1)
Premiums earned	$40,719	$24,038	$109,523	$48,201
Net investment income	2,132	693	5,227	1,638
Net realized gain (loss)	(14)	–	48	17
Claims service income	523	728	1,799	2,298
Other service income	41	132	141	727
Other income	874	492	2,860	1,800
	44,275	26,083	119,598	54,681
Losses and expenses:
Loss and loss adjustment expenses	27,095	16,854	74,350	34,823
Underwriting, acquisition and insurance
expenses	8,058	4,291	23,074	10,507
Other expenses	1,411	1,217	4,642	3,567
	36,564	22,362	102,066	48,897
Income before federal income taxes	7,711	3,721	17,532	5,784
Federal income tax expense (benefit):
Current	3,049	1,498	9,208	3,296
Deferred	(405)	(472)	(3,667)	(1,528)
	2,644	1,026	5,541	1,768
Net income	$5,067	$2,695	$11,991	$4,016

Basic earnings per share	$0.31	$–	$0.79	$–
Diluted earnings per share	$0.30	$0.35	$0.75	$0.55

Weighted average basic shares outstanding	16,403,929	–	15,201,515	–
Weighted average diluted shares outstanding	16,703,313	7,777,808	16,007,576	7,256,149

Net loss ratio (2)	65.3%	67.1%	66.2%	67.5%
Net underwriting expense ratio (3)	19.7%	17.3%	20.9%	20.3%
Net combined ratio (4)	85.0%	84.4%	87.1%	87.8%

(1)	Gross and net premiums written for the periods indicated were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Gross premiums written	$39,527	$22,486	$140,538	$86,096
Net premiums written	33,444	19,876	122,637	76,508

(2)	The net loss ratio is calculated by dividing loss and loss adjustment expenses for the period less claims service income by premiums earned for the period.

(3)	The net underwriting expense ratio is calculated by dividing underwriting, acquisition and insurance expenses for the period less other service income by premiums earned for the period.

(4)	The net combined ratio is the sum of the net loss ratio and the net underwriting expense ratio.